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                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to us as experts and to the use of our report dated March 12, 1999 with respect to the financial statements of Balisoft Technologies Inc. as at December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from the date of incorporation, June 5, 1997, to December 31, 1997 included in the registration statement on Form S-1 of Servicesoft Technologies Inc.


/s/ Ernst & Young LLP
Chartered Accountants
Toronto, Canada
August 24, 2000